Conformis Announces License Agreement with
Paragon 28

Commercial Interest in Accurate, Disposable,
Patient-Specific Instrumentation Continues to Expand

BILLERICA, Mass., April 19, 2021 (GLOBE NEWSWIRE) – Conformis, Inc.(NASDAQ:CFMS) announced today that it has entered into a license agreement with Paragon 28, Inc., granting Paragon 28 a non-exclusive license under a subset of Conformis’ U.S. patents for the use of patient-specific instruments with off-the-shelf implants in Paragon 28’s APEX 3D™ Total Ankle Replacement System.

“We are pleased to reach this agreement with Paragon 28, enabling it to incorporate our patient-specific instrument technology in its anticipated total ankle replacement offering,” said Mark Augusti, President and Chief Executive Officer. “We believe that this latest license agreement further demonstrates the broad applicability and clinical appeal of Conformis’ technology.”

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit® Image-to-Implant® technology platform to develop, manufacture, and sell joint replacement implants and instruments that are individually sized and shaped, which we refer to as personalized, individualized, or sometimes as customized, to fit each patient’s unique anatomy. Conformis offers a broad line of sterile, personalized knee and hip implants and single-use instruments delivered to hospitals and ambulatory surgical centers. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the settlement of patent disputes and the collection of payments, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on our forward-looking statements. Actual results could differ materially from the expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Contact
ir@conformis.com
+1 (781) 374-5598